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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      ADAMS RESPIRATORY THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 75-2725552
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                                 425 MAIN STREET
                            CHESTER, NEW JERSEY 07930
              (Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:



           Title of each class       Name of each exchange on which
           to be so registered       each class is to be registered
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
                  NONE                           NONE

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following. [ ]

Securities Act registration statement file number to which this form relates:
333-123585

Securities registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
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                                (Title of class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The description of the Common Stock, $0.01 par value per share of Adams Respiratory Therapeutics, Inc. (the "Company") registered hereby is incorporated by reference to the description of the Company's capital stock set forth under the heading "Description of Capital Stock" in the Company's Registration Statement on Form S-1 (SEC File No. 333-123585), as filed with the Securities and Exchange Commission (the "Commission") on March 25, 2005 and as amended by Amendment No. 1 thereto, as filed with the Commission on May 13, 2005, Amendment No. 2 thereto, as filed with the Commission on June 16, 2005, Amendment No. 3 thereto as filed with the Commission on July 6, 2005, and Amendment No. 4 thereto, as filed with the Commission on July 19, 2005. Such description will be included in a form of prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2. EXHIBITS.

      1. Certificate of Incorporation of Adams Respiratory Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, SEC File No. 333-123585)

      2. Bylaws of Adams Respiratory Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, SEC File No. 333-123585)

      3. Specimen stock certificate for the Common Stock of Adams Respiratory Therapeutics, Inc. (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1, SEC File No. 333-123585)
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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    Adams Respiratory Therapeutics, Inc.


Date: July 19, 2005                 By:   /s/ David P. Becker
                                        --------------------------------
                                          David P. Becker
                                          Executive Vice President, Chief
                                          Financial Officer and Treasurer